UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024

CAN B CORP.

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 South Broadway, Suite 120
Hicksville, NY 11801	11801
(Address of principal executive offices)	(Zip Code)

(516) 595-9544

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. OTHER EVENTS.

Can B Corp. (the “Company”) announced today that through its 67% owned subsidiary, Nascent Pharma, LLC (“Nascent”), it has acquired composition of matter and use patents (US 9,730,911 B2 granted August 15, 2017 and US 10,555,928 B2 granted February 11, 2020) covering liquid formulations of cannabis, including, among other things, beverages, tinctures, vape pen liquids and liquid filled capsules. Patented uses include using the liquid formulations to manage numerous debilitating conditions, including cancer, irritable bowel syndrome, chronic pain, post traumatic stress disorder, anxiety, sleep disorders and opioid dependencies. Through Nascent, the Company plans to pursue opportunities to license and develop uses for the patents.

An independent valuation firm valued the patents at $122,000,000 in 2020, after taking into account the present value of projected income streams, applying a 90% discount and assuming a revenue stream through August 2034. No assurance can be given that the patents will ultimately provide a revenue stream to the Company or that value of the patents will equal the value determined by the independent valuation firm.

In connection with the assignment of the patents to Nascent, Nascent has agreed to distribute to creditors of a prior owner of the patents five percent (5%) of the Company’s share of Nascent’s revenues, less a reserve for Nascent’s operating expenses and amounts repaid to Nascent investors, until the creditors have received aggregate payments of $10,000,000.

The Company has entered into a consulting agreement with the inventor who assigned the patents to Nascent which provides that the consultant will be entitled to fifty percent (50%) of distributions received by Company from Nascent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2024

Can B Corp.

By:	/s/ Marco Alfonsi
Name:	Marco Alfonsi
Title:	CEO